Exhibit 10.3
COMMERCIAL LEASE

Preamble – Parties and Premises  Bullet Concrete Materials. Inc. “Lessor,” hereby leases to Texoga Technologies Corporation, referred to in this lease as “Lessee,” those certain premises, referred to as “the Premises,” the following described real property in Montgomery County, Texas to wit:

The North 40 feet in lot 10 and lot 21, all of lot 11 and 22, Block 4, the North 90 feet of never opened Berry Street lying between Block 4 and Block 8, the North 20 feet of Lot 9 and Lot 20, all of lot 10, 11, 21, and 22, Block 8 and the North 120 feet of never opened Lee Street lying between Block 8 and Block 12 all situated in the Townsite of Tamina, Montgomery County, Texas according to the Map thereof recorded in the Montgomery County Deed Records in Volume 34 page 281 and 282, containing 1.157 acres of land, more or less (copy of plat attached)

Reservation  This lease is made on the above described property subject to Lessor’s and its successors and assigns reservation and retention of a right-of-way, servitude and easement fifty (50) feet in width for the location, construction, reconstruction, repairs, operation, inspection and maintenance of railroad facilities now or in the future which Lessor and/or its successors and assigns may desire.
Lessee agrees not to construct any structure on the leased premises without the express written consent of the Lessor.
Lessor reserves the right to furnish ready mix concrete poured on the leased premises.

Term  The term of this lease shall be for the period of 48 months commencing on the 1st of May 2007, and ending at 12:01 a.m. 48 months later, unless sooner terminated as herein provided.

Rent  Lessee agrees to pay to Lessor as rent for the use and occupancy of the premises the sum of money reflected in the rental schedule that follows on the 1st day of every month commencing with May 1, 2007, at the office of Lessor or such other place as Lessor may designate by written notice given to Lessee.

Rental Schedule

Commencing on May 1, 2007	$2,620.80 / month
Commencing on May 1, 2008	$2,725.63 / month
Commencing on May 1, 2009	$2,834.65 / month
Commencing on May 1, 2010	$2,948.04 / month

It is agreed that this real property shall be used to construct an electricity generating machine no more than one (1) 30,000 gallon storage tank.  If Lessee should need to construct additional storage tanks on the property, it should notify Lessor of its intent and begin to pay additional rent in the amount of $500.00 per month, per tank with a 4% per year increase in rental each year.  The increase beginning on the 1st day of the month in which construction of each additional tank begins.  Access to the leased property shall be across Lots 10 and 12, Block 12, Townsite of Tamina and Lots 12 and 13, Shady Meadows, Section 1, subdivision leased to Texoga Technologies Corporation.

Special  Lessee agrees to fully comply with any permitting or registration required by Local, State and Federal Regulations for the proposed operation, and to furnish Lessor with a copy of same.  Lessee agrees to provide to Lessor a written spill prevention and response plan to the Lessor within 20 days of the start of this lease.  Lessee agrees to provide security fencing and spill barriers sufficient to insure that any spill will be contained on the leased premises.  If any spilled or discharged material, caused by Lessee, shall leave the leased premises and encroach on adjacent land this lease shall terminate effective on the last day of the month that such encroachment occurs notwithstanding any other provision contained in this lease.  Lessee shall furnish soil test reports made on leased premises to Lessor.

Utilities  Any cost to prepare the electrical service for use by the Lessee shall be at the sole cost of the Lessee.  Any cost of replacing lamps or ballasts or disconnects or wiring shall be at the sole cost of the Lessee.  All electrical services shall be maintained according to all applicable codes.

Hold Over  Should Lessee hold over and continue in possession of the premises after expiration of the term of this lease or any extension thereof, Lessee’s continued occupancy of the premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease.

Use of Premises  The premises shall be used for generating electricity by Lessee and for not other use or uses without the express written consent of Lessor.

Prohibited Uses  Lessee shall not commit or permit the commission of any acts on the premises nor use or permit the use of the premises in any way that:

a)	will increase the existing rates for or cause cancellation of any fire, casualty, or liability policy insuring the premises.
b)	violates or conflicts with any law, statute, ordinance, or governmental rule or regulation, whether now in force or hereinafter enacted, governing the premises.
c)	obstructs or interferes with the rights of other tenants or occupants on site where the premises are located or injures or annoys them; or
d)	constitutes the commission of waste on the premises or the commission or maintenance of a nuisance; or
e)
violates any environmental rule, regulation, or law, or results in the contamination of the leased premises or any land surrounding or near to the leased premises by the discharge, intentional placement or spillage of material which Lessee may allow, permit, or suffer to be present on the lease premises; or

f)	creates a noise level outside of the perimeter of the leased property greater than 85 decibels in any 8-hour weighted average in accordance with OSHA Safety and Health Standard (29 CFR 1910.95); or

g)	blows air or exhaust fumes onto or across land adjacent to the leased premises.

Alterations  Lessee shall not make or permit any other person to make any major alterations to the premises without the prior written consent of Lessor.  Should Lessor consent to the making of any alternations to the premises by Lessee, the alterations shall be made at the sole cost and expense of Lessee by a contractor or other person selected by Lessee and approved in writing before work commences by Lessor.  Any and all alterations, additions, or improvements made to the premises shall on expiration or sooner termination of this lease, become the property of Lessor and remain on the premises; provided, however, that on expiration or sooner termination of this lease and written demand being given by Lessor, Lessee shall at Lessee’s sole cost and expense remove all alterations, additions, and improvements made to the premises by Lessee and pay all costs of repairing any damages to the premises caused by their removal.

Maintenance and Repairs  Lessee admits, by entering into possession under this lease, that the premises are now in a condition satisfactory to Lessee.  Lessee at all times during the term of this lease and any renewal or extension thereof, maintain, at Lessee’s sole cost and expense, the premises, and every part of the premises, in a good, clean, and safe condition, and shall on expiration or sooner termination of this lease surrender the premises to Lessor in as good condition and repair as they are in on the date of this lease, reasonable wear and tear and damage by the elements excepted.  Lessee hereby waives any right to make repairs to the premises at the expense of Lessor as provided by any law or statute now or hereafter enacted.

Inspection by Lessor  Lessee shall permit Lessor or Lessor’s agents, representatives, or employees to enter the premises at all reasonable times for the purpose of inspecting the premises to determine whether Lessee is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Lessor’s interest in the premises under this lease.

Personal Property Taxes  Lessee shall pay before they become delinquent all taxes, assessments, or other charges levied or imposed by any governmental entity on the furniture, trade fixtures, appliances, and other personal property placed by Lessee in, on, or about the premises including, without limiting the generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, or communication equipment brought on the premises by Lessee.

Real Property Taxes  All real property taxes at the present valuation and/or rate will be paid by Lessor.  All increases in Real Property Taxes after the start date of this lease, shall be paid by Lessee to the Lessor after written notices to Lessee by Lessor.

Destruction of Premises  Should the premises or the Building of which they are a part be damaged or destroyed by any cause  not the fault of Lessee, Lessor or Lessee shall have the option to repair the premises, or to cancel the lease without damages to either Lessee or Lessor.

Condemnation of Premises  Should all or any part of the premised be taken by any public or quasi-public agency or entity under the power of eminent domain during the term of this lease:

a)
either Lessor or Lessee may terminate this lease by giving the other 30 days written notice of termination; provided, however, that Lessee cannot terminate this lease unless the portion of the premises taken by eminent domain is so extensive as to render the remainder of the premises useless for the uses permitted by this lease;

b)
any and all damages and compensation awarded or paid because of the taking, except for amounts paid Lessee for moving expenses or for damage to any personal property or trade fixtures owned by Lessee, shall belong to Lessor, and Lessee shall have no claim against Lessor or the entity exercising eminent domain power for the value of the unexpired term of this lease;

c)
should only a portion of the premises be taken by eminent domain and neither Lessor nor Lessee terminates this lease, the rent thereafter payable under this lease shall be reduced by the same percentage that the floor area of the portion taken by eminent domain bears to the floor area of the entire premises; and

No Assignment or Subleasing  Lessee shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in the premises without the prior express written consent of Lessor.  Neither shall Lessee sublet the premises or any part thereof or allow any other persons, other than Lessee’s agents and servants, to occupy or use the premises or any part thereof without the prior written consent of Lessor.

Indemnity  Lessee shall indemnify and hold Lessor and the property of Lessor, including the premises, free and harmless from any and all liability, claims, loss, damages or expenses, including counsel fees and costs, arising by reason of the death or injury of any person, including Lessee or any person who is an employee or agent of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, caused or allegedly caused by:

a)	any cause whatsoever while such person or property is in or on the premises or in any way connected with the premises or with any personal property on the premises;
b)	some condition of the premises;
c)	some act or omission on the premises of Lessee or any person in, on, or about the premises with the permission of Lessee; or
d)	any matter connected with Lessee’s occupation and use of the premises.

Liability Insurance  Lessee shall, at its own cost and expense, secure within 10 days and maintain during the entire term of this lease and any renewals or extensions of such term a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and insuring Lessor against loss or liability caused by or connected with Lessee’s occupation and use of the premises under this lease in amounts not less than:

a)
$1,000,000 for injury to or death of one person and, subject to such limitation for the injury or death of one person, of not less than $2,000,000 for injury to or death of two or more persons as a result of any one accident or incident; and

b)	$50,000 for damage to or destruction of any property of others.
c)	Environmental insurance in the amount of $2,000,000.

Trade Fixtures  Any trade fixtures, equipment, inventory, or supplies that are not removed from the leased premises by Lessee 60 days after this lease’s expiration or sooner termination, regardless of cause, shall be deemed abandoned by Lessee and shall automatically become the property of Lessor as owner of the real property.  This is not intended to be a penalty provision, but rather a provision to hasten Lessor’s access to and renewal possession of its premises upon the termination of this lease to which Lessee agrees.

Acts Constituting Breaches by Lessee  Lessee shall be guilty of a material default and breach of this lease should:

a)	any rent be unpaid when due and remain unpaid for 15 days after written notice to pay such rent or surrender possession of the premises has been given to Lessee by Lessor:
b)
Lessee default in the performance of or breach any provision, covenant, or condition, or condition of this lease other than one for the payment of rent and such default or breach is not cured within 15 days after written notice thereof is given by Lessor to Lessee:

c)	Lessee breach this lease and abandon the premises before expiration of the term of this lease;
d)	a receiver be appointed to take possession of all or substantially all of Lessee’s property and not be discharged within 20 days after his or her appointment;
e)	Lessee make a general assignment for the benefit of creditors; or
f)	execution or attachment be levied on all or substantially all of Lessee’s property and assets and not be discharged within 20 days.

Lessor’s Remedies for Lessee’s Default  Should Lessee be guilty of a material default and breach of this lease as defined in this lease, Lessor, in addition to any other remedies given Lessor by law or equity, may:

a)
continue this lease in effect by not terminating Lessee’s right to possession of the premises and thereby be entitled enforce all Lessor’s right to recover the rent specified in this lease as it becomes due under this lease;

b)	terminate Lessee’s right to possession of the premises, thereby terminating this lease, and recover from Lessee:

1)	the worth at the time of award of the unpaid rent which had been earned at the time of the termination of the lease;
2)
the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

3)	the worth at the time of award of the amount by which the unpaid rent for the balance of the term of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and
4)	any other amount necessary to compensate Lessor for all detriment approximately caused by Lessee’s failure to perform Lessee’s obligations under this lease.
c)
in lieu of, or in addition to, bringing an action for any or all of the recoveries described in this lease, bring an action to recover and regain possession of the premises in the manner provided by the laws of Texas.

Waiver of Breach  The waiver by Lessor of any breach by Lessee of any of the provisions if this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either of the same or another provision of this lease.

Force Majeure – Unavoidable Delays  Should the performance of any act required by this lease to be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause, except financial inability, not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

Attorneys’ Fees  Should any litigation or arbitration be commenced between the parties to this lease concerning the premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorneys fees.

Notices  Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to (any member of) the party to whom they are directed, or in lieu of such personal service when deposited in the United States mail, first-class postage prepaid, addressed to Lessee at 10003 Woodloch Forest Drive, Suite 900, The Woodlands, Texas 77380 or to Lessor at 9393 Broadway, Conroe, Texas 77385.  Either party, Lessee or Lessor, may change his address for the purpose of this section by giving written notice of such change to the other party in the manner provided in this section.

Binding on Heirs and Successors  This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section contained shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee.

Partial Invalidity  Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

Sole and Only Agreement  This instrument constitutes the sole and only agreement between Lessor and Lessee respecting the premises, the leasing of the premises to Lessee, or the lease term herein specified, and correctly sets forth the obligations of Lessor and Lessee to each other as of its date.  Any agreements or representations respecting the premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are void.

Time of Essence  Time is expressly declared to be the essence of this lease.

EXECUTED on April 27, 2007 at The Woodlands, Texas.

LESSOR
Bullet Concrete Materials, Inc.

By: /s/ Harold Denton, Jr.
Harold Denton, Jr., President

LESSEE
Texoga Technologies Corporation

By: /s/ Steven S. McGuire
Steven S. McGuire, Chief Executive Officer